UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2025

HELIOS TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Florida	001-40935	59-2754337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7456 16th St E
Sarasota, Florida		34243
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 941 362-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value	HLIO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2025, the Board of Directors of Helios Technologies, Inc. (the “Company”), announced that Michael Connaway has been appointed to the corporate officer position of Executive Vice President, Chief Financial Officer, effective within the next 60 days during the month of October (the “CFO Effective Date”). In connection with Mr. Connaway’s appointment, Sean Bagan, President, Chief Executive Officer, and Chief Financial Officer will no longer hold the corporate officer position of Chief Financial Officer as of the CFO Effective Date.

Mr. Connaway, age 44, joins Helios after serving at Aviat Networks, Inc. (NASDAQ: AVNW) since May 2024 as their Senior Vice President and Chief Financial Officer. Aviat Networks, Inc. is a provider of wireless transport and access solutions that works to provide dependable products, services and support to its customers with more than one million systems sold into 170 countries worldwide. Prior to joining Aviat, Mr. Connaway held various positions at Honeywell, an integrated operating company serving a broad range of industries and geographies and focusing on automation, future of aviation and energy transition products, services and solutions, and most recently served as Vice President and Chief Financial Officer of Honeywell's Energy & Sustainability Solutions segment from February 2024 to April 2024. He served in other Honeywell divisional CFO capacities leading finance in its Safety & Productivity Solutions segment from October 2022 to August 2023 and its Advanced Materials segment from December 2020 to September 2022. Mr. Connaway started his career with General Electric, beginning in its financial management program and corporate audit group, before progressing to finance leadership positions within its Healthcare business. Mr. Connaway also previously served as Chief Financial Officer of ABB's Industrial Solutions business, after it was acquired from GE Energy Connections. Mr. Connaway holds a Bachelor of Science degree in Finance from Boston College.

In connection with his appointment, Mr. Connaway will be entitled to an annual base salary of $530,000. In addition, under the Company's incentive plans, his short-term cash incentive ("STI") target will be 75% of his base salary and his long-term equity incentive ("LTI") target will be 150% of his base salary, with 50% of LTI expected to be allocated to time-based restricted stock units ("RSUs") and 50% of LTI expected to be allocated to performance-based equity. For 2025, Mr. Connaway’s STI payout will be no less than 100% of his target STI award, pro-rated based on his date of hire. Additionally, the Company intends to grant Mr. Connaway an initial award of 6,500 RSUs that will generally vest ratably on each of the first two anniversaries of the grant date, and he will be entitled to a cash sign-on bonus amount of $150,000. The Company will also offer relocation assistance and reimbursement of expenses for Mr. Connaway as well as temporary housing assistance for a period of up to six months. Mr. Connaway will also be eligible to participate in the standard health, welfare and retirement benefit plans that are applicable to employees of the Company.

On August 28, 2025, the Board of Directors of the Company also announced that Jeremy Evans has been appointed to the corporate officer position of Senior Vice President, Chief Accounting Officer and Corporate Controller, effective September 1, 2025 (the “CAO Effective Date”), replacing Mr. Bagan who has held the additional responsibilities of principal accounting officer while serving as Chief Financial Officer.

Mr. Evans, age 49, joined the Company on January 24, 2024, and since that time has driven process improvement, streamlined financial reporting, and navigated complex accounting topics, all while maintaining timely and accurate financial records and a robust internal control environment. Prior to joining Helios, Mr. Evans accumulated 25 years of progressive operational and financial management leadership experience with Tech Data, now TD SYNNEX Corporation (NYSE: SNX). His final role with TD SYNNEX prior to joining Helios was Vice President, Accounting Transformation. He earned his Bachelor of Arts degree with a double major in Math and Spanish from Eckerd College, received a Master of Business Administration from the University of Sarasota, and received a Certified Public Accountant (CPA) license from the state of Florida.

In connection with his appointment, Mr. Evans will be entitled to an annual base salary of $275,000. In addition, under the Company's incentive plans, his STI target will be 50% of his base salary and his LTI target will be 65% of his base salary, with 50% of LTI expected to be allocated to time-based restricted stock units ("RSUs") and 50% of LTI expected to be allocated to performance-based equity.

In connection with Mr. Connaway’s and Mr. Evans’ appointment, each of Mr. Connaway and Mr. Evans will enter into the Company's standard form of Indemnification Agreement (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 23, 2020). In addition, each of Mr. Connaway and Mr. Evans will enter into the Company’s standard forms of Executive Officer Continuity Agreement (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on June 18, 2019) and Executive Officer Severance Agreement (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 18, 2019), the terms of which have been previously disclosed.

Further, Mr. Connaway and Mr. Evans will enter into certain restrictive covenants consistent with the Company's standard form that are contained in the Company’s forms of equity award agreement.

There are no arrangements or understandings between Mr. Connaway and Mr. Evans and any other person pursuant to which they were appointed as officers of the Company. Mr. Connaway and Mr. Evans do not have any family relationships with any director or other executive officer of the Company, and there are no transactions in which Mr. Connaway or Mr. Evans have a material interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated August 28, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIOS TECHNOLOGIES, INC.

Date:	August 28, 2025	By:	/s/ Sean Bagan
Sean Bagan President, Chief Executive Officer, and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)